Exhibit 99.1

18135 BURKE ST. OMAHA, NE 68022 TEL: 402-829-6800 FAX: 402-829-6836

For further information, contact:

LINDSAY CORPORATION:	HALLIBURTON INVESTOR RELATIONS:
Brian Ketcham	Hala Elsherbini or Geralyn DeBusk
Senior Vice President & Chief Financial Officer	972-458-8000
402-827-6579

Lindsay Corporation Reports Fiscal 2019 Second Quarter Results

•	International irrigation revenues increased 15 percent led by project sales in developing markets

•	North America irrigation market conditions worsen as trade concerns weigh on farmer sentiment

•	Infrastructure revenues decreased 27 percent on lower Road Zipper System® sales

OMAHA, Neb., April 9, 2019—Lindsay Corporation (NYSE: LNN), a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology, today announced results for its second quarter ended February 28, 2019.

Second Quarter Summary

Revenues for the second quarter of fiscal 2019 were $109.2 million, a decrease of $21.2 million, or 16 percent, compared to revenues of $130.3 million in the prior year’s second quarter. Approximately $19.6 million of the total decrease in revenues was attributable to previously announced business divestitures in the irrigation segment as part of the Company’s Foundation for Growth initiative.

The Company incurred a net loss for the quarter of $3.4 million, or $0.32 per diluted share, compared with net earnings of $1.7 million, or $0.16 per diluted share, for the same period in the prior year. In addition to the impact of lower revenues, net earnings for the quarter were reduced by after-tax costs of $3.7 million, or $0.34 per diluted share, related to the Company’s Foundation for Growth initiative. Excluding these additional costs, net earnings for the second quarter would have been $0.2 million, or $0.02 per diluted share.1 Net earnings for the same period in the prior year adjusted for these costs, plus the tax expense attributable to enactment of the U.S. Tax Cuts and Jobs Act, were $6.0 million, or $0.56 per diluted share.1

“North America irrigation sales volumes were significantly lower than anticipated as the unresolved US-China trade dispute contributed to a further decline in farmer sentiment,” said Tim Hassinger, President and Chief Executive Officer. “Along with that, lower Road Zipper System® sales contributed to a disappointing quarter. We were however pleased to see an increase in our international irrigation sales compared to the prior year.”

Segment Results

Irrigation segment revenues for the second quarter of fiscal 2019 were $95.8 million, a decrease of $16.1 million, or 14 percent, compared to $111.9 million in the prior year’s second quarter. Excluding the impact of the divestitures, North America irrigation revenues of $57.7 million decreased $1.6 million, or 3 percent, compared to the prior year. Lower irrigation equipment sales volume was partially offset by higher average selling prices and higher revenue from engineering project services. International irrigation revenues of $38.1 million increased $5.1 million, or 15 percent, compared to the prior year. Excluding the negative impact of differences in foreign currency translation compared to the prior year, international irrigation revenues increased $7.4 million, or 22 percent, led by higher project sales in developing markets.

Irrigation segment operating margin was 7.9 percent of sales in the second quarter, compared to 10.7 percent of sales (11.2 percent adjusted)1 in the prior year. Irrigation segment operating margin was negatively impacted in the quarter by negative margin mix from lower equipment sales volumes in North America, higher warranty costs and operational inefficiencies.

[1]	Please see Reg G reconciliation of GAAP operating income, net earnings and earnings per share to adjusted figures at end of document.

Infrastructure segment revenues for the second quarter of fiscal 2019 were $13.4 million, a decrease of $5.1 million, or 27 percent, compared to $18.5 million in the prior year’s second quarter. The decrease resulted primarily from lower Road Zipper System® sales compared to the prior year along with slightly lower sales of road safety products.

The infrastructure segment incurred an operating loss of $0.4 million in the second quarter, compared to operating income of $2.5 million in the second quarter of the prior year. The decrease resulted primarily from lower Road Zipper System® sales compared to the prior year.

The backlog of unshipped orders at February 28, 2019 was $44.4 million, compared with $90.2 million at February 28, 2018. Approximately $14.8 million of the backlog reduction resulted from the business divestitures and $28.5 million of the reduction is from a lower backlog of Road Zipper System orders compared to the prior year.

Foundation for Growth Initiative

In fiscal 2018, the Company announced a defined performance improvement initiative, referred to as Foundation for Growth, with the objectives of simplifying the business and achieving operating margin performance of 11 percent to 12 percent in fiscal 2020, assuming no improvement in market conditions from fiscal 2017.

Outlook

“Impacts of the recent widespread flooding in the Midwest are unknown at this time, and we don’t expect to see meaningful improvement in farmer sentiment while the U.S-China trade uncertainty persists.” said Mr. Hassinger. “We expect market conditions in Brazil to continue improving and international project markets to remain active.”

Mr. Hassinger added, “I’m encouraged by the early signs of success we are seeing in our Road Zipper System strategy to be more involved in the planning stage of major highway construction projects, and we expect to see additional sales and leasing opportunities as a result.”

Second Quarter Conference Call

Lindsay’s fiscal 2019 second quarter investor conference call is scheduled for 11:00 a.m. Eastern Time today. Interested investors may participate in the call by dialing (833) 535-2202 in the U.S., or (412) 902-6745 internationally, and requesting the Lindsay Corporation call. Additionally, the conference call will be simulcast live on the Internet and can be accessed via the investor relations section of the Company’s Web site, www.lindsay.com. Replays of the conference call will remain on our Web site through the next quarterly earnings release. The Company will have a slide presentation available to augment management’s formal presentation, which will also be accessible via the Company’s Web site.

About the Company

Lindsay Corporation is a leading global manufacturer and distributor of irrigation and infrastructure equipment and technology. The Lindsay family of irrigation brands includes Zimmatic® and FieldNET® as well as irrigation consulting, design, advanced machine-to-machine communication, remote control, monitoring and scheduling technology, and wireless networking solutions. Also a global leader in the transportation industry, Lindsay Transportation Solutions manufactures equipment to improve road safety and keep traffic moving on the world’s roads, bridges and tunnels, through the Barrier Systems®, Road Zipper® and Snoline™ brands. For more information about Lindsay Corporation, visit www.lindsay.com.

Concerning Forward-looking Statements

This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management’s current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. You can find a discussion of many of these risks and uncertainties in the annual, quarterly and current reports that the Company files with the Securities and Exchange Commission. Forward-looking statements include information concerning possible or assumed future results of operations and planned financing of the Company and those statements preceded by, followed by or including the words “anticipate,” “estimate,” “believe,” “intend,” “expect,” “outlook,” “could,” “may,” “should,” “will,” or similar expressions. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
Operating revenues	$109,182	$130,339	$221,133	$254,865
Cost of operating revenues	84,708	95,023	168,011	187,152

Gross profit	24,474	35,316	53,122	67,713

Operating expenses:
Selling expense	8,437	10,020	16,419	20,245
General and administrative expense	16,832	14,086	31,890	26,004
Engineering and research expense	3,665	3,919	7,233	7,972

Total operating expenses	28,934	28,025	55,542	54,221

Operating income (loss)	(4,460)	7,291	(2,420)	13,492
Interest expense	(1,178)	(1,095)	(2,383)	(2,331)
Interest income	751	311	1,405	686
Other income (expense), net	(181)	(831)	11	(1,379)

Earnings (loss) before income taxes	(5,068)	5,676	(3,387)	10,468
Income tax expense (benefit)	(1,628)	3,941	(1,159)	5,548

Net earnings (loss)	$(3,440)	$1,735	$(2,228)	$4,920

Earnings (loss) per share:
Basic	$(0.32)	$0.16	$(0.21)	$0.46
Diluted	$(0.32)	$0.16	$(0.21)	$0.46

Shares used in computing earnings (loss) per share:
Basic	10,786	10,743	10,776	10,724
Diluted	10,786	10,765	10,776	10,752

Cash dividends declared per share	$0.31	$0.30	$0.62	$0.60

LINDSAY CORPORATION AND SUBSIDIARIES

SUMMARY OPERATING RESULTS

(Unaudited)

	Three months ended		Six months ended
(in thousands)	February 28, 2019	February 28, 2018	February 28, 2019	February 28, 2018
Operating revenues:
Irrigation segment	$95,766	$111,865	$183,376	$215,218
Infrastructure segment	13,416	18,474	37,757	39,647

Total operating revenues	$109,182	$130,339	$221,133	$254,865

Operating income:
Irrigation segment	$7,521	$11,933	$15,304	$19,784
Infrastructure segment	(446)	2,519	3,722	5,810
Corporate	(11,535)	(7,161)	(21,446)	(12,102)

Total operating income	$(4,460)	$7,291	$(2,420)	$13,492

The Company manages its business activities in two reportable segments as follows:

Irrigation - This reporting segment includes the manufacture and marketing of center pivot, lateral move, and hose reel irrigation systems, as well as irrigation consulting and design, remote control and monitoring, irrigation scheduling, and machine-to-machine technology.

Infrastructure – This reporting segment includes the manufacture and marketing of moveable barriers, specialty barriers, crash cushions and end terminals, and road marking and road safety equipment.

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)	February 28, 2019	February 28, 2018	August 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$102,778	$102,211	$160,787
Receivables, net	88,576	96,738	69,107
Inventories, net	99,984	102,975	79,233
Prepaid expenses	4,948	5,339	3,883
Assets held-for-sale	2,744	—	10,837
Other current assets	18,196	6,092	7,204

Total current assets	317,226	313,355	331,051

Property, plant, and equipment, net	65,306	72,678	57,248
Intangibles, net	25,853	40,677	27,376
Goodwill	64,591	77,296	64,671
Deferred income tax assets	6,484	5,773	6,645
Other noncurrent assets, net	20,645	12,575	13,265

Total assets	$500,105	$522,354	$500,256

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,419	$46,599	$30,530
Current portion of long-term debt	207	203	205
Liabilities held-for-sale	—	—	2,424
Other current liabilities	44,825	57,720	46,935

Total current liabilities	82,451	104,522	80,094

Pension benefits liabilities	5,732	6,152	5,874
Long-term debt	116,466	116,673	116,570
Deferred income tax liabilities	991	1,179	1,083
Other noncurrent liabilities	22,622	20,768	19,769

Total liabilities	228,262	249,294	223,390

Shareholders’ equity:
Preferred stock	—	—	—
Common stock	18,870	18,841	18,841
Capital in excess of stated value	69,772	66,625	68,465
Retained earnings	477,027	476,091	484,886
Less treasury stock - at cost	(277,238)	(277,238)	(277,238)
Accumulated other comprehensive loss, net	(16,588)	(11,259)	(18,088)

Total shareholders’ equity	271,843	273,060	276,866

Total liabilities and shareholders’ equity	$500,105	$522,354	$500,256

LINDSAY CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six months ended
(in thousands)	February 28, 2019	February 28, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings (loss)	$(2,228)	$4,920
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	6,889	8,599
Loss on sale of business	67	—
Provision for uncollectible accounts receivable	(315)	228
Deferred income taxes	(105)	(931)
Share-based compensation expense	2,403	1,887
Other, net	(1,093)	45
Changes in assets and liabilities:
Receivables	(18,157)	(23,084)
Inventories	(22,246)	(15,239)
Prepaid expenses and other current assets	(5,111)	(1,731)
Accounts payable	8,402	9,728
Other current liabilities	(9,792)	5,313
Other noncurrent assets and liabilities	1,439	1,368

Net cash used in operating activities	(39,847)	(8,897)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(11,701)	(4,715)
Proceeds from settlement of net investment hedges	1,462	101
Payments for settlement of net investment hedges	(245)	(1,967)
Other investing activities, net	38	137

Net cash used in investing activities	(10,446)	(6,444)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	177	2,788
Common stock withheld for payroll tax obligations	(1,124)	(833)
Principal payments on long-term debt	(102)	(100)
Dividends paid	(6,688)	(6,444)

Net cash used in financing activities	(7,737)	(4,589)

Effect of exchange rate changes on cash and cash equivalents	21	521

Net change in cash and cash equivalents	(58,009)	(19,409)
Cash and cash equivalents, beginning of period	160,787	121,620

Cash and cash equivalents, end of period	$102,778	$102,211

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of consulting fees, severance costs and loss from business divestitures, associated with the Company’s Foundation for Growth Initiative (“FFG costs”), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 28, 2019	Diluted earnings per share	February 28, 2019	Diluted earnings per share
Net earnings - as reported	$(3,440)	$(0.32)	$(2,228)	$(0.21)
FFG costs - after tax	3,671	0.34	6,587	0.61

Net earnings - adjusted	$231	$0.02	$4,359	$0.40

Average shares outstanding - diluted		10,786		10,776

	For the three months ended February 28, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - as reported	$(4,460)	$7,521	$(446)	$(11,535)
FFG costs - pre-tax	5,281	—	20	5,261

Adjusted operating income	$821	$7,521	$(426)	$(6,274)

Operating revenues	$109,182	$95,766	$13,416	$—
Operating income as a percent of operating revenues	-4.1%	7.9%	-3.3%	N/A
Adjusted operating income as a percent of operating revenues	0.8%	7.9%	-3.2%	N/A

	For the six months ended February 28, 2019
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - as reported	$(2,420)	$15,304	$3,722	$(21,446)
FFG costs - pre-tax	9,276	126	132	9,018

Adjusted operating income	$6,856	$15,430	$3,854	$(12,428)

Operating revenues	$221,133	$183,376	$37,757	$—
Operating income as a percent of operating revenues	-1.1%	8.3%	9.9%	N/A
Adjusted operating income as a percent of operating revenues	3.1%	8.4%	10.2%	N/A

LINDSAY CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

The non-GAAP tables below disclose (a) the impact on diluted earnings per share of (1) tax expense attributed to enactment of the U.S. Tax Cuts and Jobs Act (“U.S. Tax Reform”), and (2) severance costs and professional consulting fees associated with the Company’s Foundation for Growth initiative (“FFG costs”), (b) the impact on operating income of FFG costs, and (c) the impact on segment operating income of FFG costs. Management believes adjusted net earnings, adjusted diluted earnings per share and adjusted operating income are important indicators of the Company’s business performance because they exclude items that may not be indicative of, or may be unrelated to, the Company’s underlying operating results, and provide a useful baseline for analyzing trends in the business. Non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures. These adjusted financial measures should not be considered in isolation or as a substitute for reported net earnings, diluted earnings per share and operating income. These non-GAAP financial measures reflect an additional way of viewing the Company’s operations that, when viewed with the GAAP results and the following reconciliations to the corresponding GAAP financial measures, management believes provides a more complete understanding of the Company’s business.

	Three months ended		Six months ended
(in thousands, except per share amounts)	February 28, 2018	Diluted earnings per share	February 28, 2018	Diluted earnings per share
Net earnings - as reported	$1,735	$0.16	$4,920	$0.46
Impact of U.S. Tax Reform	2,578	0.24	2,578	0.24
FFG costs - after tax	1,668	0.15	1,668	0.16

Net earnings - adjusted	$5,981	$0.56	$9,166	$0.85

Average shares outstanding - diluted		10,765		10,752

	For the three months ended February 28, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - as reported	$7,291	$11,933	$2,519	$(7,161)
FFG costs - pre-tax	2,331	573	—	1,758

Adjusted operating income	$9,622	$12,506	$2,519	$(5,403)

Operating revenues	$130,339	$111,865	$18,474	$—
Operating income as a percent of operating revenues	5.6%	10.7%	13.6%	N/A
Adjusted operating income as a percent of operating revenues	7.4%	11.2%	13.6%	N/A

	For the six months ended February 28, 2018
Operating income reconciliation	Consolidated	Irrigation	Infrastructure	Corporate
Operating income - as reported	$13,492	$19,784	$5,810	$(12,102)
FFG costs - pre-tax	2,331	573	—	1,758

Adjusted operating income	$15,823	$20,357	$5,810	$(10,344)

Operating revenues	$254,865	$215,218	$39,647	$—
Operating income as a percent of operating revenues	5.3%	9.2%	14.7%	N/A
Adjusted operating income as a percent of operating revenues	6.2%	9.5%	14.7%	N/A